SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 1/15/99           15,000            20.1750
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/14/99              800            20.1125
                                 1/13/99            1,200            20.1125
                                 1/12/99           13,300            20.1125
               THE GABELLI ABC FUND
                                 1/26/99           50,000            20.1750
          GAMCO INVESTORS, INC.
                                 1/26/99            5,000            20.1250
                                 1/19/99            3,000            20.1250
                                 1/15/99           25,000            20.1875
                                 1/13/99           50,000            20.1250
                                 1/12/99           41,500            20.0625
          GABELLI ASSOCIATES LTD
                                 1/26/99            5,000            20.1250
                                 1/25/99           10,000            20.1250














          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.